Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Dean Kawamura
	VP, Treasury Manager		VP, Community Development Manager
	(808) 544-3646		(808) 544-3642
	ian.tanaka@cpb.bank		dean.kawamura@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS RESULTS FOR SECOND QUARTER 2020

•Net income of $9.9 million, or fully diluted EPS of $0.35 for the second quarter, compared to net income of $8.3 million, or fully diluted EPS of $0.29 for the first quarter.

•Strong pre-tax pre-provision earnings of $23.5 million for the second quarter, compared to $19.4 million in the year-ago quarter and $20.5 million in the first quarter.

•Supported over 7,200 small businesses with SBA Paycheck Protection Program ("PPP") loan originations totaling $556.9 million, which largely contributed to the increase in total loans of $491.4 million, or 10.9% sequentially, and $756.3 million, or 17.8% year-over-year.

•Core deposits increased by $719.3 million, or 16.7% sequentially, and $925.2 million, or 22.6% year-over-year. The deposit of PPP funds into both new and existing deposit accounts largely contributed to the increase in core deposits.

•Cost of average total deposits of 0.20% in the second quarter declined by 16 basis points from the first quarter.

•We continue to execute on our RISE2020 initiative while navigating the challenging current landscape.

•Board of Directors declared a quarterly cash dividend of $0.23 per share.

HONOLULU, HI, July 29, 2020 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank, today reported net income in the second quarter of 2020 of $9.9 million, or fully diluted earnings per share ("EPS") of $0.35, compared to net income in the second quarter of 2019 of $13.5 million, or EPS of $0.47, and net income in the first quarter of 2020 of $8.3 million, or EPS of $0.29. Our operating results continue to be impacted by a higher provision for credit loss expense due to deteriorating economic conditions brought on by the current COVID-19 pandemic. During the second quarter of 2020, the Company recorded a provision for credit loss expense of $10.6 million, compared to $1.4 million in the second quarter of 2019 and $9.3 million in the first quarter of 2020.

Central Pacific Financial Corp. Reports Results for Second Quarter 2020

"Central Pacific is strong and well-positioned to manage through the challenging operating environment. Our credit quality, capital and liquidity are solid, which enables us to support our customers and the community during this time of great need," said Paul Yonamine, Chairman and Chief Executive Officer.

"Through the Paycheck Protection Program, we’ve been able to help save thousands of local jobs in our community. We are proud of our employees that stepped up during this tremendous effort and continue to work diligently to help our customers navigate the current challenges," said Catherine Ngo, President.

On July 28, 2020, the Company's Board of Directors declared a quarterly cash dividend of $0.23 per share on its outstanding common shares. The dividend will be payable on September 15, 2020 to shareholders of record at the close of business on August 31, 2020.

Earnings Highlights
Net interest income for the second quarter of 2020 was $49.3 million, compared to $45.4 million in the year-ago quarter and $47.8 million in the previous quarter. Net interest margin for the second quarter of 2020 was 3.26%, compared to 3.33% in the year-ago quarter and 3.43% in the previous quarter. The increases in net interest income from the year-ago and sequential quarters were due to growth in the loan portfolio, primarily attributable to loans originated under the Paycheck Protection Program ("PPP"), combined with lower rates paid on interest-bearing liabilities, partially offset by lower yields earned on the loan and investment securities portfolios. Net interest income for the second quarter of 2020 included $2.5 million in PPP net interest income and net loan fees, which are accreted into income over the term of the loans and accelerated when the loans are forgiven or paid-off. The declines in net interest margin, yields earned on the loans and investment securities portfolios and rates paid on interest-bearing liabilities from the year-ago and sequential quarters is primarily attributable to the five rate cuts by the Federal Reserve from August 2019 through March 2020. During the quarter, the Company had an average PPP loan balance of $379.9 million, which earned approximately 2.61% in net interest income and net loan fees.

Other operating income for the second quarter of 2020 totaled $10.7 million, compared to $10.1 million in the year-ago quarter and $8.9 million in the previous quarter. The increase in other operating income from the year-ago quarter was primarily due to higher mortgage banking income of $1.9 million and higher income from bank-owned life insurance of $0.5 million. These increases were partially offset by lower other service charges and fees of $1.0 million and lower service charges on deposit accounts of $0.9 million as certain service charges were suspended during the quarter to support our customers through the pandemic. In addition, there was less transactional activity due to the pandemic. The increase in other operating income from the previous quarter was primarily due to higher mortgage banking income of $3.2 million, combined with higher income from bank-owned life insurance of $1.4 million, partially offset by lower other service charges and fees of $2.0 million and lower service charges on deposit accounts of $0.9 million. The lower other charges and fees was primarily due to $1.3 million in income related to an interest rate swap recognized in the previous quarter, combined with the aforementioned suspension of service charges and lower transaction activity. The higher mortgage banking income compared to the year-ago and sequential quarters was primarily due to higher gains on sales of residential mortgage loans of $3.6 million and $3.8 million, respectively, partially offset by higher amortization of mortgage servicing rights of $1.1 million and $0.1 million, respectively, and lower net servicing fees of $0.6 million and $0.2 million, respectively. The higher amortization of mortgage servicing rights was primarily attributable to the recent decline in market interest rates. The higher income from bank-owned life insurance compared to the year-ago and sequential quarters was primarily attributable to current quarter gains in the equity markets.

Other operating expense for the second quarter of 2020 totaled $36.4 million, which increased from $36.1 million in the year-ago quarter and increased from $36.2 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher legal and professional services of $0.5 million and higher computer software expense of $0.5 million, partially offset by lower entertainment and promotions of $0.9 million (included in other). The lower entertainment and promotions was primarily due to expenses related to a core deposit gathering campaign in the year-ago quarter. The increase from the previous quarter was primarily due to higher salaries and employee benefits of $0.3 million and higher legal and professional services of $0.2 million, partially offset by lower advertising expense of $0.2 million.

The efficiency ratio for the second quarter of 2020 was 60.76%, compared to 65.09% in the year-ago quarter and 63.90% in the previous quarter.

In the second quarter of 2020, the Company recorded income tax expense of $3.0 million, compared to $4.4 million in the year-ago quarter and $2.8 million in the previous quarter. The effective tax rate for the second quarter of 2020 was 23.0%, compared to 24.6% in the year-ago quarter and 25.3% in the previous quarter. The decrease in the effective tax rate was primarily due to higher tax-exempt bank-owned life insurance income in the current quarter, compared to the year-ago and sequential quarters.

Central Pacific Financial Corp. Reports Results for Second Quarter 2020

Balance Sheet Highlights
Total assets at June 30, 2020 of $6.63 billion increased by $713.0 million, or 12.0% from June 30, 2019, and increased by $524.4 million, or 8.6% from March 31, 2020.

Total loans at June 30, 2020 of $5.00 billion increased by $756.3 million, or 17.8%, and $491.4 million, or 10.9% from June 30, 2019 and March 31, 2020, respectively. The year-over-year increase in total loans was driven by the origination of PPP loans totaling $526.4 million, net of deferred fees and costs, combined with broad-based growth in almost all other loan categories. The sequential quarter increase in total loans was primarily due to PPP loans and an increase in residential mortgage loans of $25.0 million, partially offset by decreases in other commercial and consumer loans.

Total deposits at June 30, 2020 of $5.79 billion increased by $817.8 million, or 16.4% from June 30, 2019, and increased by $658.6 million, or 12.8% from March 31, 2020.  The sequential quarter increase in total deposits was primarily attributable to the increases in noninterest-bearing demand deposits of $420.5 million, savings and money market deposits of $252.5 million and interest-bearing demand deposits of $49.0 million. This increase was offset by a decrease in total time deposits of $63.3 million. Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $5.02 billion at June 30, 2020.  This represents an increase of $925.2 million, or 22.6% from June 30, 2019, and $719.3 million, or 16.7% from March 31, 2020. The deposit of PPP funds into both new and existing deposit accounts largely contributed to the increase in core deposits. The Company's loan-to-deposit ratio was 86.4% at June 30, 2020, compared to 85.3% at June 30, 2019 and 87.9% at March 31, 2020.

Asset Quality
Nonperforming assets at June 30, 2020 totaled $4.7 million, or 0.07% of total assets, compared to $1.3 million, or 0.02% of total assets at June 30, 2019, and $3.6 million, or 0.06% of total assets at March 31, 2020. During the second quarter of 2020, the Company had $1.8 million in additions to nonperforming loans.

Loans delinquent for 90 days or more still accruing interest totaled $1.2 million at June 30, 2020, compared to $0.3 million and $1.6 million at June 30, 2019 and March 31, 2020, respectively.

Loan payment forbearances or deferrals were made for borrowers impacted by the COVID-19 pandemic with loan balances totaling $567.9 million or 12.7% of the total loan portfolio, excluding PPP loans, as of June 30, 2020.

Net charge-offs in the second quarter of 2020 totaled $2.9 million, compared to net charge-offs of $0.4 million in the year-ago quarter, and net charge-offs of $1.2 million in the previous quarter.

In the second quarter of 2020, the Company recorded a provision for credit losses on loans of $10.6 million, compared to a provision of $1.4 million in the year-ago quarter and a provision of $9.3 million in the previous quarter. In addition, the Company recorded a provision for off-balance sheet credit exposures (included in other operating expense) of $0.6 million, compared to a provision of $0.5 million in the year-ago quarter and a provision of $1.8 million in the previous quarter. The increase in the provision for credit losses from the year-ago and sequential quarters was primarily due to negative economic conditions brought on by the COVID-19 pandemic. The allowance for credit losses, as a percentage of total loans at June 30, 2020 was 1.35%, compared to 1.14% at June 30, 2019 and 1.32% at March 31, 2020. Excluding the PPP loans, the allowance for credit losses, as a percentage of total loans at June 30, 2020 was 1.50%.

Capital
Total shareholders' equity was $544.3 million at June 30, 2020, compared to $515.7 million and $533.8 million at June 30, 2019 and March 31, 2020, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At June 30, 2020, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 8.9%, 12.5%, 13.6%, and 11.4%, respectively, compared to 9.5%, 12.3%, 13.4%, and 11.3%, respectively, at March 31, 2020.

Central Pacific Financial Corp. Reports Results for Second Quarter 2020

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com. Alternatively, investors may participate in the live call by dialing 1-877-505-7644. A playback of the call will be available through August 29, 2020 by dialing 1-877-344-7529 (passcode: 10146483) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.centralpacificbank.com.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $6.6 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches (nine of which are temporarily closed to protect the health and well-being of the Company's employees and customers from COVID-19) and 76 ATMs in the state of Hawaii, as of June 30, 2020.  For additional information, please visit the Company's website at http://www.cpb.bank.

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Central Pacific Financial Corp. Reports Results for Second Quarter 2020

Forward-Looking Statements
This document may contain forward-looking statements concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our RISE2020 initiative; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the adverse effects of the COVID-19 pandemic virus on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement our RISE2020 initiative; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic virus and disease, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); inflation, interest rate, securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID-19; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the forward-looking statements, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this Form 8-K. Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Six Months Ended
(Dollars in thousands,	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
except for per share amounts)	2020	2020	2019	2019	2019	2020	2019
CONDENSED INCOME STATEMENT
Net interest income	$49,259	$47,830	$47,934	$45,649	$45,378	$97,089	$90,491
Provision for credit losses [1]	10,640	9,329	2,098	1,532	1,404	19,969	2,687
Net interest income after provision for credit losses [1]	38,619	38,501	45,836	44,117	43,974	77,120	87,804
Total other operating income	10,692	8,886	9,768	10,266	10,094	19,578	21,767
Total other operating expense	36,427	36,240	36,242	34,934	36,107	72,667	70,455
Income before taxes	12,884	11,147	19,362	19,449	17,961	24,031	39,116
Income tax expense	2,967	2,821	5,165	4,895	4,427	5,788	9,545
Net income	9,917	8,326	14,197	14,554	13,534	18,243	29,571
Basic earnings per common share	$0.35	$0.30	$0.50	$0.51	$0.47	$0.65	$1.03
Diluted earnings per common share	0.35	0.29	0.50	0.51	0.47	0.65	1.03
Dividends declared per common share	0.23	0.23	0.23	0.23	0.23	0.46	0.44

PERFORMANCE RATIOS
Return on average assets (ROA) [2]	0.61%	0.55%	0.95%	0.99%	0.92%	0.58%	1.01%
Return on average shareholders’ equity (ROE) [2]	7.34	6.21	10.70	11.11	10.73	6.77	11.84
Average shareholders’ equity to average assets	8.36	8.93	8.87	8.87	8.62	8.64	8.57
Efficiency ratio [1] [3]	60.76	63.90	62.81	62.48	65.09	62.29	62.76
Net interest margin (NIM) [2]	3.26	3.43	3.43	3.30	3.33	3.34	3.33
Dividend payout ratio [4]	65.71	79.31	46.00	45.10	48.94	70.77	42.72

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$4,902,905	$4,462,347	$4,412,247	$4,293,455	$4,171,558	$4,682,626	$4,127,917
Average interest-earning assets	6,073,361	5,621,043	5,595,142	5,527,532	5,485,977	5,847,202	5,475,237
Average assets	6,468,129	6,007,237	5,978,797	5,907,207	5,856,465	6,237,592	5,833,326
Average deposits	5,614,595	5,121,696	4,998,897	4,987,414	4,977,781	5,368,056	4,978,124
Average interest-bearing liabilities	4,082,699	3,917,332	3,947,924	3,920,304	3,897,619	4,000,016	3,859,784
Average shareholders’ equity	540,802	536,721	530,464	524,083	504,749	538,762	499,720

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2020	2020	2019	2019	2019
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$571,976	$567,947	$568,529	$561,478	$556,403
Tier 1 risk-based capital	571,976	567,947	568,529	561,478	556,403
Total risk-based capital	622,393	618,504	617,772	611,076	606,567
Common equity tier 1 capital	521,976	517,947	518,529	511,478	506,403
Central Pacific Bank
Leverage capital	559,461	556,895	556,077	550,913	544,480
Tier 1 risk-based capital	559,461	556,895	556,077	550,913	544,480
Total risk-based capital	609,811	607,402	605,320	600,511	594,644
Common equity tier 1 capital	559,461	556,895	556,077	550,913	544,480

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	8.9%	9.5%	9.5%	9.5%	9.5%
Tier 1 risk-based capital ratio	12.5	12.3	12.6	12.6	12.7
Total risk-based capital ratio	13.6	13.4	13.6	13.7	13.9
Common equity tier 1 capital ratio	11.4	11.3	11.5	11.5	11.6
Central Pacific Bank
Leverage capital ratio	8.7	9.3	9.3	9.4	9.3
Tier 1 risk-based capital ratio	12.2	12.1	12.3	12.4	12.5
Total risk-based capital ratio	13.3	13.2	13.4	13.5	13.6
Common equity tier 1 capital ratio	12.2	12.1	12.3	12.4	12.5

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except for per share amounts)	2020	2020	2019	2019	2019
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,003,438	$4,511,998	$4,449,540	$4,367,862	$4,247,113
Total assets	6,632,972	6,108,548	6,012,672	5,976,716	5,920,006
Total deposits	5,794,685	5,136,069	5,120,023	5,037,659	4,976,849
Long-term debt	167,491	101,547	101,547	101,547	101,547
Total shareholders’ equity	544,271	533,781	528,520	525,227	515,695
Total shareholders’ equity to total assets	8.21%	8.74%	8.79%	8.79%	8.71%

ASSET QUALITY
Allowance for credit losses ("ACL") [1]	$67,339	$59,645	$47,971	$48,167	$48,267
Non-performing assets	4,741	3,647	1,719	1,360	1,258
ACL to total loans [1]	1.35%	1.32%	1.08%	1.10%	1.14%
ACL to total loans, excluding PPP loans [1]	1.50%	1.32%	1.08%	1.10%	1.14%
ACL to non-performing assets [1]	1,420.35%	1,635.45%	2,790.63%	3,541.69%	3,836.80%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$19.33	$18.99	$18.68	$18.47	$18.05

[1] The Company adopted ASU 2016-13, "Financial Instruments-Credit Losses" ("CECL"), effective January 1, 2020 using the modified retrospective approach. Results for the reporting periods beginning after January 1, 2020 are presented under CECL, while prior period amounts continue to be reported under previous GAAP.
[2] ROA, ROE and ROTE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[3] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[4] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except share data)	2020	2020	2019	2019	2019
ASSETS
Cash and due from financial institutions	$102,132	$81,972	$78,418	$87,395	$83,534
Interest-bearing deposits in other financial institutions	41,201	11,021	24,554	7,803	15,173
Investment securities:
Available-for-sale debt securities, at fair value	1,168,594	1,184,023	1,126,983	1,186,875	1,254,743
Equity securities, at fair value	1,209	1,002	1,127	1,058	1,034
Total investment securities	1,169,803	1,185,025	1,128,110	1,187,933	1,255,777
Loans held for sale	10,443	3,910	9,083	7,016	6,848
Loans, net of deferred fees and costs	5,003,438	4,511,998	4,449,540	4,367,862	4,247,113
Less allowance for credit losses [1]	67,339	59,645	47,971	48,167	48,267
Loans, net of allowance for credit losses	4,936,099	4,452,353	4,401,569	4,319,695	4,198,846
Premises and equipment, net	55,032	50,447	46,343	44,095	43,600
Accrued interest receivable	19,590	16,851	16,500	16,220	17,260
Investment in unconsolidated subsidiaries	16,428	16,721	17,115	17,001	17,247
Other real estate owned	—	100	164	466	276
Mortgage servicing rights	12,771	13,345	14,718	15,058	15,266
Bank-owned life insurance	161,758	159,637	159,656	158,939	158,294
Federal Home Loan Bank ("FHLB") stock	9,229	18,109	14,983	17,183	17,824
Right of use lease asset	50,039	51,198	52,348	52,588	53,678
Other assets	48,447	47,859	49,111	45,324	36,383
Total assets	$6,632,972	$6,108,548	$6,012,672	$5,976,716	$5,920,006
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$1,851,012	$1,430,540	$1,450,532	$1,399,200	$1,351,190
Interest-bearing demand	1,067,483	1,018,508	1,043,010	998,037	1,002,706
Savings and money market	1,945,744	1,693,280	1,600,028	1,593,738	1,573,805
Time	930,446	993,741	1,026,453	1,046,684	1,049,148
Total deposits	5,794,685	5,136,069	5,120,023	5,037,659	4,976,849
FHLB advances and other short-term borrowings	—	222,000	150,000	205,000	221,000
Long-term debt	167,491	101,547	101,547	101,547	101,547
Lease liability	50,440	51,541	52,632	52,807	53,829
Other liabilities	76,050	63,561	59,950	54,476	51,086
Total liabilities	6,088,666	5,574,718	5,484,152	5,451,489	5,404,311
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 28,154,159 at June 30, 2020, 28,115,353 at March 31, 2020, 28,289,257 at December 31, 2019, 28,441,341 at September 30, 2019, and 28,567,777 at June 30, 2019	442,699	442,853	447,602	452,278	456,293
Additional paid-in capital	93,007	92,284	91,611	90,604	89,724
Accumulated deficit [1]	(16,986)	(20,428)	(19,102)	(26,782)	(34,780)
Accumulated other comprehensive income (loss)	25,551	19,072	8,409	9,127	4,458
Total shareholders' equity	544,271	533,781	528,520	525,227	515,695
Non-controlling interest	35	49	—	—	—
Total equity	544,306	533,830	528,520	525,227	515,695
Total liabilities and shareholders' equity	$6,632,972	$6,108,548	$6,012,672	$5,976,716	$5,920,006

[1] The Company adopted ASU 2016-13, "Financial Instruments-Credit Losses" ("CECL"), effective January 1, 2020 using the modified retrospective approach. Results for the reporting periods beginning after January 1, 2020 are presented under CECL, while prior period amounts continue to be reported under previous GAAP.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2020	2020	2019	2019	2019	2020	2019
Interest income:
Interest and fees on loans	$45,915	$46,204	$47,488	$45,861	$45,540	$92,119	$89,308
Interest and dividends on investment securities:
Taxable investment securities	6,310	6,757	6,486	7,178	7,530	13,067	15,790
Tax-exempt investment securities	599	668	656	708	814	1,267	1,680
Dividend income on investment securities	17	17	17	14	14	34	32
Interest on deposits in other financial institutions	3	36	54	33	46	39	114
Dividend income on FHLB stock	106	132	456	186	161	238	322
Total interest income	52,950	53,814	55,157	53,980	54,105	106,764	107,246
Interest expense:
Interest on deposits:
Demand	114	176	202	207	199	290	391
Savings and money market	567	1,118	1,253	1,549	1,507	1,685	2,298
Time	2,124	3,268	3,653	4,432	4,867	5,392	9,959
Interest on short-term borrowings	74	508	1,139	1,130	1,123	582	2,016
Interest on long-term debt	812	914	976	1,013	1,031	1,726	2,091
Total interest expense	3,691	5,984	7,223	8,331	8,727	9,675	16,755
Net interest income	49,259	47,830	47,934	45,649	45,378	97,089	90,491
Provision for credit losses	10,640	9,329	2,098	1,532	1,404	19,969	2,687
Net interest income after provision for credit losses	38,619	38,501	45,836	44,117	43,974	77,120	87,804
Other operating income:
Mortgage banking income	3,566	337	1,410	1,994	1,708	3,903	3,281
Service charges on deposit accounts	1,149	2,050	2,159	2,125	2,041	3,199	4,122
Other service charges and fees	2,916	4,897	4,095	3,894	3,909	7,813	7,124
Income from fiduciary activities	1,270	1,297	1,175	1,126	1,129	2,567	2,094
Equity in earnings of unconsolidated subsidiaries	104	26	92	86	71	130	79
Net gain (loss) on sales of investment securities	—	—	—	36	—	—	—
Income from bank-owned life insurance	1,424	(19)	594	645	914	1,405	1,866
Net gain (loss) on sales of foreclosed assets	(6)	—	(162)	17	—	(6)	—
Other (refer to Table 4)	269	298	405	343	322	567	3,201
Total other operating income	10,692	8,886	9,768	10,266	10,094	19,578	21,767
Other operating expense:
Salaries and employee benefits	20,622	20,347	21,207	20,631	20,563	40,969	40,452
Net occupancy	3,645	3,672	3,619	3,697	3,525	7,317	6,983
Equipment	1,043	1,097	1,142	1,067	1,138	2,140	2,144
Communication expense	774	837	906	1,008	903	1,611	1,637
Legal and professional services	2,238	2,028	2,123	1,933	1,728	4,266	3,298
Computer software expense	3,035	2,943	2,942	2,713	2,560	5,978	5,157
Advertising expense	923	1,092	527	711	712	2,015	1,423
Foreclosed asset expense	—	67	28	15	49	67	208
Other (refer to Table 4)	4,147	4,157	3,748	3,159	4,929	8,304	9,153
Total other operating expense	36,427	36,240	36,242	34,934	36,107	72,667	70,455
Income before income taxes	12,884	11,147	19,362	19,449	17,961	24,031	39,116
Income tax expense	2,967	2,821	5,165	4,895	4,427	5,788	9,545
Net income	$9,917	$8,326	$14,197	$14,554	$13,534	$18,243	$29,571
Per common share data:
Basic earnings per share	$0.35	$0.30	$0.50	$0.51	$0.47	$0.65	$1.03
Diluted earnings per share	0.35	0.29	0.50	0.51	0.47	0.65	1.03
Cash dividends declared	0.23	0.23	0.23	0.23	0.23	0.46	0.44
Basic weighted average shares outstanding	28,040,802	28,126,400	28,259,294	28,424,898	28,546,564	28,083,602	28,651,852
Diluted weighted average shares outstanding	28,095,230	28,277,753	28,448,243	28,602,338	28,729,510	28,190,132	28,847,786

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 4

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$37	$23	$80	$73	$85	$60	$167
Other recoveries	26	40	36	42	26	66	52
Commissions on sale of checks	56	81	75	75	79	137	159
Gain on sale of MasterCard stock	—	—	—	—	—	—	2,555
Other	150	154	214	153	132	304	268
Total other operating income - other	$269	$298	$405	$343	$322	$567	$3,201

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
Other operating expense - other:
Charitable contributions	$10	$187	$122	$230	$175	$197	$329
FDIC insurance assessment	475	—	—	5	362	475	863
Miscellaneous loan expenses	399	300	361	274	317	699	611
ATM and debit card expenses	584	634	672	660	620	1,218	1,270
Armored car expenses	229	294	186	220	211	523	409
Entertainment and promotions	165	280	495	323	1,023	445	1,253
Stationery and supplies	220	248	305	240	279	468	504
Directors’ fees and expenses	196	241	246	242	238	437	480
Directors' deferred compensation plan expense	103	(1,483)	148	(155)	133	(1,380)	568
Provision (credit) for residential mortgage loan repurchase losses	—	—	—	—	(403)	—	(403)
Provision for off-balance sheet credit exposures	573	1,798	(160)	(465)	487	2,371	654
Other	1,193	1,658	1,373	1,585	1,487	2,851	2,615
Total other operating expense - other	$4,147	$4,157	$3,748	$3,159	$4,929	$8,304	$9,153

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$15,777	0.10%	$3	$11,082	1.29%	$36	$8,002	2.34%	$46
Investment securities, excluding valuation allowance:
Taxable	1,042,441	2.43	6,327	1,027,695	2.64	6,774	1,147,759	2.63	7,544
Tax-exempt	100,485	3.02	758	105,330	3.21	845	142,660	2.89	1,030
Total investment securities	1,142,926	2.48	7,085	1,133,025	2.69	7,619	1,290,419	2.66	8,574
Loans, including loans held for sale	4,902,905	3.76	45,915	4,462,347	4.16	46,204	4,171,558	4.37	45,540
Federal Home Loan Bank stock	11,753	3.62	106	14,589	3.61	132	15,998	4.02	161
Total interest-earning assets	6,073,361	3.51	53,109	5,621,043	3.85	53,991	5,485,977	3.97	54,321
Noninterest-earning assets	394,768			386,194			370,488
Total assets	$6,468,129			$6,007,237			$5,856,465

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,056,885	0.04%	$114	$1,013,795	0.07%	$176	$962,402	0.08%	$199
Savings and money market deposits	1,856,621	0.12	567	1,651,751	0.27	1,118	1,577,437	0.38	1,507
Time deposits under $100,000	161,874	0.65	261	164,274	0.70	284	173,556	0.70	305
Time deposits $100,000 and over	807,276	0.93	1,863	846,152	1.42	2,984	907,330	2.02	4,562
Total interest-bearing deposits	3,882,656	0.29	2,805	3,675,972	0.50	4,562	3,620,725	0.73	6,573
Federal Home Loan Bank advances and other short-term borrowings	63,104	0.48	74	139,813	1.46	508	175,347	2.57	1,123
Long-term debt	136,939	2.38	812	101,547	3.62	914	101,547	4.07	1,031
Total interest-bearing liabilities	4,082,699	0.36	3,691	3,917,332	0.61	5,984	3,897,619	0.90	8,727
Noninterest-bearing deposits	1,731,939			1,445,724			1,357,056
Other liabilities	112,687			107,458			97,041
Total liabilities	5,927,325			5,470,514			5,351,716
Shareholders’ equity	540,802			536,721			504,749
Non-controlling interest	2			2			—
Total equity	540,804			536,723			504,749
Total liabilities and equity	$6,468,129			$6,007,237			$5,856,465

Net interest income			$49,418			$48,007			$45,594

Interest rate spread		3.15%			3.24%			3.07%

Net interest margin		3.26%			3.43%			3.33%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Six Months Ended			Six Months Ended
	June 30, 2020			June 30, 2019
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$13,430	0.59%	$39	$9,682	2.38%	$114
Investment securities, excluding valuation allowance:
Taxable	1,035,068	2.53	13,101	1,174,596	2.69	15,822
Tax-exempt	102,907	3.12	1,604	147,899	2.88	2,127
Total investment securities	1,137,975	2.58	14,705	1,322,495	2.71	17,949
Loans, including loans held for sale	4,682,626	3.95	92,119	4,127,917	4.35	89,308
Federal Home Loan Bank stock	13,171	3.61	238	15,143	4.26	322
Total interest-earning assets	5,847,202	3.67	107,101	5,475,237	3.95	107,693
Noninterest-earning assets	390,390			358,089
Total assets	$6,237,592			$5,833,326

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,035,340	0.06%	$290	$956,783	0.08%	$391
Savings and money market deposits	1,754,186	0.19	1,685	1,525,425	0.30	2,298
Time deposits under $100,000	163,074	0.67	546	174,683	0.68	592
Time deposits $100,000 and over	826,714	1.18	4,846	944,796	2.00	9,367
Total interest-bearing deposits	3,779,314	0.39	7,367	3,601,687	0.71	12,648
Federal Home Loan Bank advances and other short-term borrowings	101,459	1.15	582	156,550	2.60	2,016
Long-term debt	119,243	2.91	1,726	101,547	4.15	2,091
Total interest-bearing liabilities	4,000,016	0.49	9,675	3,859,784	0.88	16,755
Noninterest-bearing deposits	1,588,742			1,376,437
Other liabilities	110,070			97,385
Total liabilities	5,698,828			5,333,606
Shareholders’ equity	538,762			499,720
Non-controlling interest	2			—
Total equity	538,764			499,720
Total liabilities and equity	$6,237,592			$5,833,326

Net interest income			$97,426			$90,938

Interest rate spread		3.18%			3.07%

Net interest margin		3.34%			3.33%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 7

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019
HAWAII:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$483,827	$—	$—	$—	$—
Other	431,887	454,817	454,582	439,296	435,353
Real estate:
Construction	103,518	100,617	95,854	96,661	72,427
Residential mortgage	1,657,558	1,632,536	1,599,801	1,558,735	1,516,936
Home equity	510,962	504,686	490,734	475,565	473,151
Commercial mortgage	912,422	917,886	909,798	909,987	905,479
Consumer	350,414	367,960	373,451	369,511	353,282
Leases	—	—	—	31	52
Total loans, net of deferred fees and costs	4,450,588	3,978,502	3,924,220	3,849,786	3,756,680
Allowance for credit losses	(59,765)	(51,646)	(42,592)	(42,286)	(42,414)
Loans, net of allowance for credit losses	$4,390,823	$3,926,856	$3,881,628	$3,807,500	$3,714,266

U.S. MAINLAND: [1]
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$42,581	$—	$—	$—	$—
Other	115,971	120,507	115,722	137,316	155,130
Real estate:
Construction	—	—	—	—	—
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	217,747	221,251	213,617	223,925	187,379
Consumer	176,551	191,738	195,981	156,835	147,924
Leases	—	—	—	—	—
Total loans, net of deferred fees and costs	552,850	533,496	525,320	518,076	490,433
Allowance for credit losses	(7,574)	(7,999)	(5,379)	(5,881)	(5,853)
Loans, net of allowance for credit losses	$545,276	$525,497	$519,941	$512,195	$484,580

TOTAL:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$526,408	$—	$—	$—	$—
Other	547,858	575,324	570,304	576,612	590,483
Real estate:
Construction	103,518	100,617	95,854	96,661	72,427
Residential mortgage	1,657,558	1,632,536	1,599,801	1,558,735	1,516,936
Home equity	510,962	504,686	490,734	475,565	473,151
Commercial mortgage	1,130,169	1,139,137	1,123,415	1,133,912	1,092,858
Consumer	526,965	559,698	569,432	526,346	501,206
Leases	—	—	—	31	52
Total loans, net of deferred fees and costs	5,003,438	4,511,998	4,449,540	4,367,862	4,247,113
Allowance for credit losses	(67,339)	(59,645)	(47,971)	(48,167)	(48,267)
Loans, net of allowance for credit losses	$4,936,099	$4,452,353	$4,401,569	$4,319,695	$4,198,846

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 8

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019
Noninterest-bearing demand	$1,851,012	$1,430,540	$1,450,532	$1,399,200	$1,351,190
Interest-bearing demand	1,067,483	1,018,508	1,043,010	998,037	1,002,706
Savings and money market	1,945,744	1,693,280	1,600,028	1,593,738	1,573,805
Time deposits less than $100,000	159,739	162,399	165,755	165,687	171,106
Core deposits	5,023,978	4,304,727	4,259,325	4,156,662	4,098,807

Government time deposits	509,927	523,343	533,088	552,470	574,825
Other time deposits $100,000 to $250,000	96,633	100,047	107,550	103,959	105,382
Other time deposits greater than $250,000	164,147	207,952	220,060	224,568	197,835
Total time deposits $100,000 and over	770,707	831,342	860,698	880,997	878,042
Total deposits	$5,794,685	$5,136,069	$5,120,023	$5,037,659	$4,976,849

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 9

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019
Nonaccrual loans (including loans held for sale): [1]
Commercial, financial and agricultural	$934	$667	$467	$—	$—
Real estate:
Residential mortgage	3,215	2,287	979	799	738
Home equity	538	545	92	95	244
Consumer	54	48	17	—	—
Total nonaccrual loans	4,741	3,547	1,555	894	982

Other real estate owned ("OREO"):
Real estate:
Residential mortgage	—	—	—	302	276
Home equity	—	100	164	164	—
Total OREO	—	100	164	466	276
Total nonperforming assets ("NPAs")	4,741	3,647	1,719	1,360	1,258

Loans delinquent for 90 days or more still accruing interest: [1]
Real estate:
Residential mortgage	726	1,221	724	—	—
Consumer	444	352	286	235	267
Total loans delinquent for 90 days or more still accruing interest	1,170	1,573	1,010	235	267

Restructured loans still accruing interest: [1]
Commercial, financial and agricultural	172	113	135	157	178
Real estate:
Residential mortgage	5,290	5,431	5,502	6,717	6,831
Commercial mortgage	1,888	1,709	1,839	1,985	2,097
Consumer	145	—	—	—	—
Total restructured loans still accruing interest	7,495	7,253	7,476	8,859	9,106
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$13,406	$12,473	$10,205	$10,454	$10,631

Total nonaccrual loans as a percentage of total loans	0.09%	0.08%	0.03%	0.02%	0.02%
Total NPAs as a percentage of total loans and OREO	0.09%	0.08%	0.04%	0.03%	0.03%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of total loans and OREO	0.12%	0.12%	0.06%	0.04%	0.04%
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of total loans and OREO	0.27%	0.28%	0.23%	0.24%	0.25%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$3,647	$1,719	$1,360	$1,258	$3,338
Additions	1,771	2,056	695	112	—
Reductions:
Payments	(367)	(60)	(34)	(51)	(2,055)
Return to accrual status	(123)	—	—	(2)	(25)
Sales of NPAs	(94)	—	(302)	—	—
Charge-offs, valuation and other adjustments	(93)	(68)	—	43	—
Total reductions	(677)	(128)	(336)	(10)	(2,080)
Balance at end of quarter	$4,741	$3,647	$1,719	$1,360	$1,258

[1] Section 4013 of the CARES Act and the revised Interagency Statement are being applied to loan modfications related to the COVID-19 pandemic as eligible and applicable. These loan modifications are not included in the delinquent, nonaccrual or restructured loan balances presented above.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 10

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
Allowance for credit losses ("ACL"):
ACL at beginning of period	$59,645	$47,971	$48,167	$48,267	$47,267	$47,971	$47,916
Adoption of ASU 2016-13	—	3,566	—	—	—	3,566	—
Adjusted ACL at beginning of period	59,645	51,537	48,167	48,267	47,267	51,537	47,916

Provision for credit losses	10,640	9,329	2,098	1,532	1,404	19,969	2,687

Charge-offs:
Commercial, financial and agricultural	1,103	437	379	797	839	1,540	1,302
Real estate:
Residential mortgage	52	—	—	—	—	52	—
Home equity	—	—	—	5	—	—	—
Consumer	2,626	2,217	2,723	1,832	1,459	4,843	3,710
Total charge-offs	3,781	2,654	3,102	2,634	2,298	6,435	5,012

Recoveries:
Commercial, financial and agricultural	305	342	264	362	315	647	548
Real estate:
Construction	—	131	6	6	592	131	598
Residential mortgage	20	181	26	104	372	201	394
Home equity	—	31	—	24	9	31	18
Commercial mortgage	1	2	—	—	25	3	25
Consumer	509	746	512	506	581	1,255	1,093
Total recoveries	835	1,433	808	1,002	1,894	2,268	2,676
Net charge-offs (recoveries)	2,946	1,221	2,294	1,632	404	4,167	2,336
ACL at end of period	$67,339	$59,645	$47,971	$48,167	$48,267	$67,339	$48,267

Average loans, net of deferred fees and costs	$4,902,905	$4,462,347	$4,412,247	$4,293,455	$4,171,558	$4,682,626	$4,127,917

Annualized ratio of net charge-offs to average loans	0.24%	0.11%	0.21%	0.15%	0.04%	0.18%	0.11%

Ratio of ACL to total loans	1.35%	1.32%	1.08%	1.10%	1.14%	1.35%	1.14%

Ratio of ACL to total loans, excluding PPP loans	1.50%	1.32%	1.08%	1.10%	1.14%	1.50%	1.14%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 11

The Company believes that pre-tax, pre-provision earnings, a non-GAAP financial measure, is useful as a tool to help evaluate the ability to provide for credit costs through operations. The following table sets forth a reconciliation of our pre-tax pre-provision earnings for each of the dates indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
Net income	$9,917	$8,326	$14,197	$14,554	$13,534	$18,243	$29,571
Add: Income tax expense	2,967	2,821	5,165	4,895	4,427	5,788	9,545
Income before taxes	12,884	11,147	19,362	19,449	17,961	24,031	39,116
Add: Provision for credit losses	10,640	9,329	2,098	1,532	1,404	19,969	2,687
Pre-tax pre-provision earnings	$23,524	$20,476	$21,460	$20,981	$19,365	$44,000	$41,803

The following table sets forth a reconciliation of the ratios of our allowance for credit losses to total loans and total loans, excluding PPP loans, for each of the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019
Allowance for credit losses ("ACL")	$67,339	$59,645	$47,971	$48,167	$48,267

Total loans	$5,003,438	$4,511,998	$4,449,540	$4,367,862	$4,247,113
SBA Paycheck Protection Program ("PPP loans")	526,408	—	—	—	—
Total loans, excluding PPP loans	$4,477,030	$4,511,998	4,449,540	4,367,862	$4,247,113

Ratio of ACL to total loans	1.35%	1.32%	1.08%	1.10%	1.14%

Ratio of ACL to total loans, excluding PPP loans	1.50%	1.32%	1.08%	1.10%	1.14%